Exhibit 99.3

PRIVATE PLACEMENT MEMORANDUM

IMPORTANT NOTICE

THIS OFFERING IS AVAILABLE ONLY TO THE INVESTORS MEETING THE SUBSCRIPTION QUALIFICATIONS DESCRIBED IN THE ATTACHED PRIVATE PLACEMENT MEMORANDUM (“MEMORANDUM”).

This Private Placement Memorandum has been prepared to provide information relating to the issuance by the Global Infrastructure Finance & Development Authority, Inc. (the “Authority”, “Issuer” or “GIFDA”) of its $40,000,000,000 aggregate principal amount of GIFDA Revenue Bonds, Series 2- 2022, (the “GIFDA Revenue Bonds, Series 2-2022”, “Revenue Bonds” or “Bonds”). The Argent Institutional Trust Company, a Florida based trust company, will serve as the Trustee and Paying Agent. Securities Transfer Corporation, a Texas based transfer agent, will serve as Transfer Agent for the GIFDA Revenue Bonds, Series 2-2022.

IMPORTANT: You must read the following before continuing. The following applies to the Memorandum following this page, and you are therefore advised to read this carefully before reading, accessing, or making any use of the Memorandum. In accessing the Memorandum, you agree to be bound by the following terms and conditions, including any modifications to them any time you receive any information from the Issuer (as defined below) as a result of such access.

Investors should not construe the contents of the Memorandum as legal, tax, investment or other advice. Each investor should consult its own advisors as to legal, business, tax and other related matters concerning an investment in the Notes.

In making an investment decision, investors must rely on their own examination of the Issuer and the terms of the offering contemplated by the Memorandum, including merits and risks involved. The Notes have not been recommended by any U.S. Federal, or any non-U.S. securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Memorandum. Any representation to the contrary is a criminal offense.

NOTHING IN THIS ELECTRONIC TRANSMISSION CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY NOTES IN ANY STATE OR OTHER JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO OR FROM WHOM, SUCH OFFER OR SOLICITATION IS UNLAWFUL OR NOT AUTHORIZED. THE NOTES WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, ON COMPLETION OF LISTING AND THE NOTES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE OR OTHER SECURITIES LAWS.

THE MEMORANDUM IS BEING FURNISHED IN OR FROM UNITED KINGDOM ON A CONFIDENTIAL BASIS SOLELY TO SELECTED QUALIFIED INVESTORS CONSIDERING THE PURCHASE OF THE NOTES. EXCEPT AS SET FORTH IN THE MEMORANDUM, THE MEMORANDUM MAY NOT BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON, AT ANY TIME, WITHOUT PRIOR WRITTEN CONSENT OF THE ISSUER.

The Notes as mentioned above will be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States and may be offered, sold or delivered within the United States or to other “U.S. Persons” or outside the US (with the meaning of Regulation S of the Securities Act (“Regulation S”) except pursuant to an exemption from, or in a transaction are subject to, the regulation requirements of the Securities Act. Notes issued under the GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT INC. (GIFDA) Senior Secured Notes may only be offered, sold or delivered;

(i) to U.S. & non US Persons (as defined in Regulation S) outside the United States in reliance on Regulation S (the “Regulation S Notes”) and (ii) (a) within the United States and abroad in reliance on Rule 144A under the Securities Act (“Rule 144A”) only to persons that are “qualified institutional buyer” (each a “QIB”) within the meaning of Rule 144A (the “Rule 144A Notes”).

Under the state House Legislation of United States covering the Securities and Exchange Commission regulation bond Indenture filing has been approved for these notes or determined if these Final Terms are complete. Any representation other than this to the contrary is a criminal offence.

The Issuer has not registered and does not intend to register as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). However, the company was registered as Non-Taxable (not for profit) under state law.

Please review and carefully consider the Risk Factors stated herein before purchasing any Notes.

Prospective investors should read this Memorandum carefully before making an investment. A Note is not a deposit and neither the Notes nor the underlying Receivables are guaranteed by any Bank or by any United States governmental agency.

The Notes offered in this Memorandum will be obligations of the Issuer only under the state sponsorship legislation and senate approval. The Notes will not be the obligations of any Bank, the Arranger, or any Joint Lead Manager, any Dealer or any of their respective affiliates.

In order to be eligible to view the Memorandum, investors must (i) be “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended) in reliance on the exemption from registration under the Securities Act provided by Rule 144A, or (ii) be outside the United States and be a non “U.S. Person” (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act. The Memorandum is being sent at your request and by accepting this e-mail and accessing the Memorandum, you shall be deemed to have represented to the Issuer that you (i) are a qualified institutional buyer and a qualified purchaser or (ii) are outside the United State and are a “U.S. or non U.S. Person” and that your consent to delivery of the Memorandum by electronic transmission.

This Memorandum is directed solely at: (i) persons outside the United Kingdom, (ii) persons with professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “FPO”), (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the FPO and (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 as amended (the “FSMA”) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iv) above being “relevant persons”). Any investment activity to which this communication relates will only be available to and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this Memorandum.

The delivery of the Memorandum does not imply that the information herein is correct as of any time subsequent to the date on the cover page. No person has been authorized to give any information or to make any representation concerning the Issuer or the offering of the Notes other than the information contained in the Memorandum and, if given or made, such information or representation must not be relied upon as having been authorized by the Issuer. The Trustee does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information set forth in this private placement memorandum, and nothing contained in this private placement memorandum is, nor should you rely upon it as, a promise or representation, whether as to the past or the future. The trustee has not independently verified any of this information and does not assume any responsibility for its accuracy or completeness.

CUSIP NUMBER:	37961Y AE4
ISIN NUMBER:	US37961YAE41
ISSUE DESCRIPTION:	SR SECD NT 144A
RATE:	2.350%
MATURITY:	10/02/2053
DATED DATE:	10/02/2024
ISO CFI:	DBFTFR
FISN:	GLB INFRASTRUCT/2.35 SR SECD NT 205

PRIVATE PLACEMENT MEMORANDUM “GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC.” (Organized under the laws of USA) US$ 5,000,000,000 (Five Billion US$) at a coupon 2.35% Senior Secured Notes due October 02, 2053 (The “SSNs” or “Notes”) out of total issuance 40Bill US$.

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (“GIFDA” “Issuer” or “Company”) SSNs represent a secured interest to Noteholders in GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) corresponding to the equivalent units of the stated par value of the SSNs. The GIFDA SSNs are secured senior obligations with the Issuer’s liability limited to US$ 5,000,000,000 in aggregate principal amount and accrued interest thereon.

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (“GIFDA”) is organized under the laws of the State of Pennsylvania of the United States of America. GIFDA is offering (the “Offering’’) US$ 5,000,000,000 aggregate principal amount at 2.35% Senior Secured Notes due October 02, 2053 (the “SSNs” ‘or ” Notes”). Interest will be paid on the Notes twice a year on the 1st of January and the 1st day of July of each year, beginning on the listing of the notes on the stock exchange. The Notes will mature on October 2, 2053.

The Authority will issue and Invite the Investor (Subscriber) for the GIFDA Revenue Bonds, Series 2-2022, to subscribe (purchaser) pursuant to a Bond Purchase Agreement (“BPA” or “Bond Subscribe” or “Bondholder Agreement”).

The GIFDA Revenue Bonds, Series 2-2022, will be issued in fully registered form without coupons, and, when issued, will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). DTC will act as securities depository for the GIFDA Revenue Bonds, Series 2-2022, as more fully described herein.

Interest on the GIFDA Revenue Bonds, Series 2-2022, will accrue from their Date of Delivery and will be payable semiannually on each March 1 and September 1, commencing on March 1, 2025, until prior redemption or maturity, and will be calculated on the basis of a 360-day year of twelve 30-day months. The GIFDA Revenue Bonds, Series 2-2022, will bear interest at the interest rates per annum set forth on the inside front cover page of this Private Placement Memorandum.

The GIFDA Revenue Bonds, Series 2-2022, are being issued by Global Infrastructure Finance & Development Authority, Inc., pursuant to various individual State Resolutions within the United States in support of transportation, infrastructure and ports development, and by the Bond Resolution adopted by the Authority (the “General Bond Resolution”), including any Series Resolution, if any, and a Certificate of Determination to be executed by the Board of the Authority prior to the issuance of the GIFDA Revenue Bonds, Series 2-2022 (the “Certificate of Determination”). The Certificate of Determination, together with the General Bond Resolution and any Series Resolution, shall herein constitute the Resolution (the “Resolution”).

The SSNs will be made available for trading in public or Private Capital Market (Bloomberg, LSE, DTC & Euroclear) Portals or similar Portals.

This Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized.

This Memorandum is being furnished in or from United States of America on confidential basis solely to selected qualified investors considering the purchase of the Notes. This Memorandum is not to be reproduced or distributed to others, at any time, without the prior written consent of the Issuer. The GIFDA SSNs are not being offered to the public in or from United States, and neither this Memorandum, nor any other offering materials relating to the GIFDA SSNs may be distributed in connection with any such public offering.

The SSNs are expected to be delivered to investors in book-entry form through Global depositories like DTC and Euroclear, Clear stream etc.

This Private Placement Memorandum is updated dated October 1, 2024.

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AVAILABLE INFORMATION

As long as any Notes are “restricted securities’’ within the meaning of Rule144(a)(3) under the U.S. Securities Act, and the Issuer is neither subject to Section 13 or 15(d) of the U.S. Exchange Act of 1934, as amended (the “U.S. Exchange Act’’), nor exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act, it will, upon the request of any such person, furnish to any holder or beneficial owner of Notes, or to any prospective purchaser designated by any such registered holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

Information on the website of GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA), any website directly or indirectly linked to the website of GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) or any other website mentioned in this Memorandum is not incorporated by reference into this Memorandum and prospective investors should not rely on any such website in making their decision to invest in the Notes.

INDUSTRY AND MARKET DATA

We have generally obtained the market and competitive position data in this Memorandum from industry publications and from surveys or studies conducted by third-party sources that we believe to be reliable. Nonetheless, we cannot assure you of the accuracy and completeness of such information and we have not independently verified such market and position data. We do, however, accept responsibility for the correct reproduction of this information.

In addition, in many cases we have made statements in this Memorandum regarding our industry and position in the industry based on our experience and our own investigation of market conditions. We cannot assure you that any of these assumptions are accurate or correctly reflect our position in the industry, and none of our internal surveys or information has been verified by any independent sources.

The GIFDA Revenue Bonds, Series 2-2022, are subject to prices and pursuant to such terms and conditions as are described herein.

THE REVENUE BONDS ARE REVENUE OBLIGATIONS OF THE AUTHORITY. THE REVENUE BONDS ARE NOT A DEBT OR LIABILITY OF ANY STATE IN THE UNITED STATES OR OF ANY POLITICAL SUBDIVISION THEREOF, OTHER THAN THE AUTHORITY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY STATE IN THE UNITED STATES, OR OF ANY POLITICAL SUBDIVISION THEREOF, IS PLEDGED TO THE PAYMENT OF THE REVENUE BONDS. THE AUTHORITY HAS NO TAXING POWER.

GLOBAL INFRASTRUCTURE FINANCE &

DEVELOPMENT AUTHORITY, INC.

GIFDA Revenue Bonds, Series 2-2022

Maturity (Oct, 02	Principal Amount	Interest Rate	CUSIP*
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4
2053	$5,000,000,000	2.35%	37961YAE4

Each maturity of the GIFDA Revenue Bonds, Series 2-2022, will bear interest at the applicable interest rate per annum shown above.

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY, INC.

BOARD OF DIRECTORS

ROBERT PETER CHOINIERE, Chairman of the Board of Directors

BRYAN E. ELICKER, Director

JAMES D. KINGSBOROUGH, Director

OFFICERS

ROBERT PETER CHOINIERE, Chief Executive Officer

FRANKLIN E. WORRELL, Chief Financial Officer CHRIS J.

QUICK, Chief Risk Officer

GIDDON BEN-DOV, Chief Security Officer

INVESTMENT BOARD

MOHAMMAD FAYYAZ KHAN

Chairman of Investment Board

Blue Rock Asia Africa Ltd.

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Table of Contents

Contents

IMPORTANT NOTICE
SUMMARY OF OFFERING	2
RATINGS AND GUARANTEE	8
TAX MATTERS UNDER 501(c) 3	8
Exclusion of Interest on the GIFDA Revenue Bonds, Series 2-2022, from Gross Income for Federal Tax Purposes	8
Additional Federal Income Tax Consequences of Holding the GIFDA Revenue Bonds, Series 2-2022	9
Changes in Federal Tax Law Regarding the GIFDA Revenue Bonds, Series 2-2022	10
State Taxation	10
FORWARD LOOKING STATEMENTS	11
Authorization	12
Net Proceeds	12
Litigation	12
GENERAL INFORMATION	12
1. Authorization	12
2. Listing of Bonds	12
3. No Material Adverse Change	13
4. Legal and Arbitration Proceedings	13
5. Post Issuance Information	13
6. Auditors	13
7. Documents Available for Inspection	13
Issuer Name and Address	14
Transfer Agent:	14
Trustee	14
Paying Agent	14
Bond Counsel	14
General & Tax Counsel	14
Auditors	14
RISK FACTORS	16
General	16
Limited Obligations	16
Reauthorization Risk	17
Limited Remedies Upon Default	19
DISCLAIMERS AND OTHER MISCELLANEOUS MATTERS	19
Risks Relating to Industry and the Global Economy	20
Terms of the Senior Secured Notes (SSNs)	23
EXECUTIVE BIO’S	31
BOOK-ENTRY, DELIVERY AND FORM	33
General	33
Depository Procedures	33
Exchange of Book-Entry Notes for Certificated Notes	36
Transfers within and Between Global Notes	37
Global Note without Compliance with Certification Requirements	37
TRANSFER RESTRICTIONS	38
Rule 144A	38
Regulation S	41
Representations and Agreements by Purchasers	43
Rights of Action for Damages or Rescission	45
Rights for Purchasers in Ontario	45
Forward-Looking Information	50
Enforcement of Legal Rights	51
ANNEXES	52

i

APPENDIX A

DETAILED DOCUMENTS RELATED TO THE PROJECT(S), INCLUDING

STATE RESOLUTIONS

APPENDIX B

FORWARD-LOOKING STATEMENTS

INCLUDING AVAILABLE COMPLIANCE & RISK STATEMENTS

APPENDIX C

GENERAL BOND RESOLUTION AND CERTAIN DEFINITIONS

APPENDIX D

TAX COUNSEL OPINION

APPENDIX E

FORM OF CONTINUING DISCLOSURE AGREEMENT

APPENDIX F

FORM OF CERTIFICATE OF DETERMINATION

APPENDIX G

FORM OF BONDHOLDER AGREEMENT

SUMMARY OF OFFERING

Issuer:	GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY, INC. (GIFDA) (The Issuer). 2575 Eastern Boulevard, York 17402 PA.

Description of placement:	The placement of the Bonds was made on a non- syndicated basis to intra-group, sophisticated or institutional & Private investors only.

Security/ Collateral	The GIFDA Revenue Bonds, Series 2-2022, are secured by all the assets owned, and to be acquired, by the Issuer and its subsidiaries, (the “Collateral”), as well as the revenue generated by the project.

Bond Size:	US $40,000,000,000 aggregate principal amount.

CUSIP:	37961Y AE4

ISIN:	US37961YAE41

ISSUE DESCRPTN	SR SECD NT 144A

RATE:	2.350%

MATURITY:	10/02/2053

DATED	10/02/2024
DATE:

ISO CFI:	DBFTFR

FISN:	GLB INFRASTRUCT/2.35 SR SECD NT 205

LEI:	98450038EFFC3N73AD86

Purpose:	The Bonds are issued for the purpose(s) of raising funds for a variety of state-sponsored revenue backed infrastructure development projects in the United States of America

Guarantee:	The Bonds are state sponsored covered under the House Joint Resolution - legislation HJR 459 wherein section 8 clearly states “in the event of default or failure by the Corporation or at such time as the transfer of the Project to the Sponsor shall become absolute”

Events of Default:	If an Event of Default, as hereinafter defined occurs and continues beyond the applicable cure period, the trustee, or the holders of at least 50% in principal amount outstanding Bonds may declare all the Bonds to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Bonds shall become due and payable immediately without further action or notice

Redemption at Maturity:	Each GIFDA Revenue Bonds, Series 2-2022, shall be redeemed at 100% of its nominal value upon Maturity

Form of Bonds:	The GIFDA Revenue Bonds, Series 2-2022, are issued in uncertificated book-entry form and serialized and settled through DTC

The Bonds will rank in priority to payments on any loans issued by the Issuer and ordinary equity issued by the Issuer

Issue Price:	100% Face Value

Total Principal Amount:	40,000,000,000
Issued in series of 8 SSNs (5Bill$)

Settlement:	The Bonds will be deposited in Euroclear or Clearstream in US$ Using the DTC

Redemption:	The Bonds will be redeemable at Par (100%) value

Maturity date:	October 02, 2053

Interest:	The Bonds shall be interest-bearing at a rate of 2.35 Percent and shall be (Revised) according to the Trust Indenture. The Coupon payable semi- annually in arrears

Volume:	40,000,000,000 Units

Denomination:	US$ 1,000,000 minimum. US$ 1 multiple

Governing law:	The Municipal Revenue Bonds shall fall under the law of Pennsylvania

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SELLING RESTRICTIONS

The GIFDA Revenue Bonds, Series 2-2022, have not been registered under the Securities Act of 1933, as amended, and the Resolution has not been qualified under the Trust Indenture Act of 1939, as amended, in reliance upon certain exemptions contained in such federal laws. In making an investment decision, investors must rely upon their own examination of the GIFDA Revenue Bonds, Series 2-2022, and the security, including an analysis of the risks involved. The GIFDA Revenue Bonds, Series 2-2022, have not been recommended by any federal or state securities commission or regulatory authority. The registration, qualification or exemption of the GIFDA Revenue Bonds, Series 2-2022, in accordance with applicable provisions of securities laws of the various jurisdictions in which the GIFDA Revenue Bonds, Series 2-2022, have been registered, qualified or exempted cannot be regarded as a recommendation thereof. Neither such jurisdictions nor any of their agencies have passed upon the merits of the GIFDA Revenue Bonds, Series 2-2022, or the adequacy, accuracy or completeness of this Private Placement Memorandum.

In particular, the Bonds have not been and will not be registered under the United States Securities Act of 1933 (as amended) (the “Securities Act”) or with any securities regulatory authority or under the securities laws of any state or other jurisdiction of the United States (“U.S.”). The Bonds may not be offered or sold in the U.S. or to U.S. persons (other than distributors) unless the Bonds are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. The Bonds may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The Bonds may only be offered, sold or delivered to “non-U.S. persons” outside the U.S. in reliance on Regulation S under the Securities Act (“Regulation S”); or to a Qualified Institutional Buyer (“QIB”), within the meaning of Rule 144A, within the United States.

United Kingdom: This Memorandum is being offered in or from United Kingdom to a small number of selected investors only. Each copy of this document is addressed to a specifically named recipient and may not be passed to third parties. The GIFDA SSNs are not being offered to the public in or from United Kingdom, and neither this Memorandum, nor any other offering materials relating to the GIFDA SSNs may be distributed in connection with any such public offering.

Neither this Offering nor any other offering materials relating to the GIFDA SSNs have been filed or will be filed with or approved by the Financial Conduct Authority (FCA). The GIFDA SSNs are not subject to the supervision of FCA and investors in the SSNs will not benefit from protection or supervision of FCA.

The GIFDA SSNs are intended to be listed on any other regulated securities market in the United Kingdom and consequently the information presented in this Memorandum does not comply with the information standards set out in the relevant listing rules.

United States: The Notes have been and will be registered under the Securities Act and may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation D or Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Placement Agent represents that it has offered and sold the Securities and agrees that it will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 30 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A as set forth below.

Accordingly, neither its affiliates nor any persons acting on its or their behalf have engaged or will engage in any direct selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Placement Agent agrees that, at or prior to confirmation of a sale of the Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The securities covered hereby have been issued and reported under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may be offered or sold within the United States or abroad, for the account or benefit of, U.S. persons or others (i) as part of their distribution at any time or (ii) otherwise until 30 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with (A) Regulation S under the Securities Act (“Regulation S”) in an offshore transaction to a person who is not a U.S. person or (B) Rule 144A under the Securities Act to a person that the seller reasonably believes is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) that is also a qualified purchaser (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940). Terms used above which are not otherwise defined have the meanings given to them by Regulation S under the Securities Act.”

Terms used in this paragraph and not otherwise defined herein have the meanings given to them by Regulation S.

Each Placement Agent represents, warrants and undertakes that neither it nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer and sale of the Notes in the United States. Each Placement Agent severally and not jointly has represented and agreed that:

(a) it has offered and sold and will offer and sell the Notes only to persons whom it reasonably believes are “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) and a “qualified purchaser” (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended) who can represent that (A) they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) who are “qualified purchasers” (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended); (B) they are not broker- dealers who own and invest on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers; (C) they are not participant- directed employee plans, such as a 401(k) plan; (D) they are acting for their own account, or the account of one or more “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) each of which is a “qualified purchaser” (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended); (E) they are not formed for the purpose of investing in the Notes or the Issuer; (F) each account for which they are purchasing will hold and transfer at least US$ 1,000,000 in principal amount of the Notes at any time; (G) they understand that the Issuer may receive a list of participants holding positions in its securities from one or more book- entry depositories; and (H) they will provide notice of the transfer restrictions set forth in the Private Placement Memorandum to any subsequent transferees; and

(b) it is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) and a “qualified purchaser” (as defined in Section 2(a) (51) of the U.S. Investment Company Act of 1940, as amended).

Each Placement Agent represents that it has not entered and agrees that it will not enter into any contractual arrangement with any distributor (as that term is defined in Regulation S) with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Issuer.

Terms used in the preceding paragraph and not otherwise defined therein have the meanings given to them by Regulation S under the Securities Act.

United Kingdom: This Memorandum is issued only to, or directed only at, persons who are: (i) persons outside the United Kingdom, (ii) persons with professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (the “FPO”); (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the FPO; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iv) above being “relevant persons”).

This Memorandum must not be acted on or relied on by persons who are not relevant persons. Prior to accepting an application from any applicant who claims to be a relevant person, verifiable evidence of the applicant’s status may be required.

Investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Notes and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Each Placement Agent has represented, warranted and agreed that:

(a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (ii) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in a contravention of applicable law in the United Kingdom;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA and the regulations adopted thereunder with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada: This Memorandum is not a prospectus for purposes of Canadian securities laws. Furthermore, this Memorandum is not, and under no circumstances is to be construed as, an advertisement or offering of the SSNs in Canada in any way and nothing in this Memorandum should be interpreted as extending the offer to a resident in Canada. Canadian residents are not permitted to purchase the SSNs directly or indirectly whether pursuant to an exemption from prospectus and registration requirements or otherwise.

Japan: The SSNs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “FIEL”). Each Placement Agent as represented and agreed that, in connection with the initial offering of the SSNs, it has not, directly or indirectly, offered or sold, and shall not, directly or indirectly, offer or sell, any SSNs in Japan or to, or for the account or benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption available from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and governmental guidelines in Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia: The distribution of this Memorandum (including electronically) in Australia may be restricted by the Corporations Act 2001 (the “Corporations Act”). Persons who come into possession of it should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws. This memorandum does not constitute an offer in Australia to any person to whom it would not be lawful to make such an offer, including investors who are not sophisticated investors or professional investors as these terms are defined in section 708 of the Corporations Act.

Italy: The Offering of the SSNs in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the SSNs may be distributed in Italy and the SSNs may not be offered or sold in Italy in a public offer within the meaning of article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than (a) to Italian qualified investors, as defined in article 100 of Decree No. 58 by reference to article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”) (“Qualified Investors”); and (b) in other circumstances, which are exempted from the rules on public offers pursuant to article 100 of Decree No. 58 and article 34-ter of Regulation No. 11971.

European Economic Area:

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”) an offer of any SSNs contemplated by this Memorandum may only be made in that Relevant Member State under the following exemptions under the Prospectus Directive, to the extent that such exemptions have been implemented in the Relevant Member State:

(a) the offer is addressed solely to “qualified investors” within the meaning of article 2(1) (e) of the Prospectus Directive;

(b) the offer is made to fewer than 100 natural or legal persons, corporates & Institutions per member state (other than qualified investors as defined in the Prospectus Directive); or

(c) in any other circumstances falling within article 3(2) of the Prospectus Directive, provided that no such offer of SSNs shall result in a requirement for the publication by the Issuer or the Placement agents of a Prospectus pursuant to article 3 of the Prospectus Directive.

RATINGS AND GUARANTEE

Under the House Joint Resolution HJR 459 and SJ R56, Its natural that default “State Rating” is applied since the resolutions clarify the Private Public Partnership under the sponsorship of the legislation. Hence the default rating of the bond shall carry “AA+”. It is further clarified that on maturity of the bond the developed projects shall be handed over to the state authorities.

The significance of such ratings should be obtained from the default state applicable rating since the Joint resolution covers all the risks. Certain information and materials, including information and materials not included in this Private Placement Memorandum, may be furnished by the Authority to a subscriber for their satisfactions.

It if further anticipated that the Bonds issued by the Issuer, is guaranteed by the state legislation HJR 459 and insured by the revenue. Its further clarified that the Revenue collection shall fall under the full insurance to provide the additional satisfaction and coverage to the investors. The State Legislative Joint Resolution Guarantee protects the Investors in an Event of Default which shall include the non-payment of interest/coupon payment, or payment due upon the bond maturity date.

TAX MATTERS UNDER 501(c) 3

Exclusion of Interest on the GIFDA Revenue Bonds, Series 2-2022, from Gross Income for Federal Tax Purposes

The Internal Revenue Code of 1986, as amended (the “Code”), imposes certain requirements that must be met on a continuing basis subsequent to the issuance of the GIFDA Revenue Bonds, Series 2-2022, in order to assure that interest on the GIFDA Revenue Bonds, Series 2-2022, will be excluded from gross income for federal income tax purposes under Section 103 of the Code. Failure of the Authority to comply with such requirements may cause interest on the GIFDA Revenue Bonds, Series 2-2022, to lose the exclusion from gross income for federal income tax purposes, retroactive to the date of issuance of the GIFDA Revenue Bonds, Series 2-2022. The Authority will make certain representations with reference to various tax requirements. The Authority has covenanted to comply with the provisions of the Code applicable to the GIFDA Revenue Bonds, Series 2-2022, and has covenanted not to take any action or fail to take any action that would cause interest on the GIFDA Revenue Bonds, Series 2-2022, to lose the exclusion from gross income under Section 103 of the Code. Tax Counsel (as defined herein) will rely upon the tax and other representations made by the Authority and will assume continuing compliance by the Authority with the above covenants in rendering its federal income tax opinions with respect to the exclusion of interest on the GIFDA Revenue Bonds, Series 2- 2022, from gross income for federal income tax purposes and with respect to the treatment of interest on the GIFDA Revenue Bonds, Series 2-2022.

Assuming the Authority observes its covenants with respect to compliance with the Code, Tax Counsel to the Authority (“Tax Counsel”), is of the opinion that, under existing law, interest on the GIFDA Revenue Bonds, Series 2-2022, is excluded from gross income of the owners thereof for federal income tax purposes pursuant to Section 103 of the Code, and interest on the GIFDA Revenue Bonds, Series 2-2022, is not an item of tax preference under Section 57 of the Code for purposes of computing alternative minimum tax; however, interest on the GIFDA Revenue Bonds, Series 2-2022, is included in the “adjusted financial statement income” of certain corporations that are subject to alternative minimum tax under Section 55 of the Code.

The opinion of Tax Counsel is based on current legal authority and covers certain matters not directly addressed by such authority. It represents Tax Counsel’s legal judgment as to exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income for federal income tax purposes but is not a guaranty of that conclusion. The opinion is not binding on the Internal Revenue Service (“IRS”) or any court. Tax Counsel expresses no opinion about (i) the effect of future changes in the Code and the applicable regulations under the Code or (ii) the interpretation and enforcement of the Code or those regulations by the IRS.

Tax Counsel’s engagement with respect to the GIFDA Revenue Bonds, Series 2-2022, ends with the issuance of the GIFDA Revenue Bonds, Series 2-2022, and, unless separately engaged, Tax Counsel is not obligated to defend the Authority or the owners of the GIFDA Revenue Bonds, Series 2-2022, regarding the tax status of interest thereon in the event of an audit examination by the IRS. The IRS has a program to audit tax-exempt obligations to determine whether the interest thereon is includible in gross income for federal income tax purposes. If the IRS does audit the GIFDA Revenue Bonds, Series 2-2022, under current IRS procedures, the IRS will treat the Authority as the taxpayer and the beneficial owners of the GIFDA Revenue Bonds, Series 2-2022, will have only limited rights, if any, to obtain and participate in judicial review of such audit. Any action of the IRS, including, but not limited to, selection of the GIFDA Revenue Bonds, Series 2-2022, for audit, or the course or result of such audit, or an audit of other obligations presenting similar tax issues, may affect the market value of the GIFDA Revenue Bonds, Series 2-2022.

Payments of interest on tax-exempt obligations, including the GIFDA Revenue Bonds, Series 2-2022, are generally subject to IRS Form 1099-INT information reporting requirements. If a Series 2-2022 Bond owner is subject to backup withholding under those requirements, then payments of interest will also be subject to backup withholding. Those requirements do not affect the exclusion of such interest from gross income for federal income tax purposes.

Additional Federal Income Tax Consequences of Holding the GIFDA Revenue Bonds, Series 2-2022

Prospective purchasers of the GIFDA Revenue Bonds, Series 2-2022, should be aware that ownership of, accrual or receipt of interest on or disposition of tax-exempt obligations, such as the GIFDA Revenue Bonds, Series 2-2022, may have additional federal income tax consequences for certain taxpayers, including, without limitation, taxpayers eligible for the earned income credit, recipients of certain Social Security and certain retirement benefits, taxpayers that may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations, financial institutions, property and casualty companies, foreign corporations and certain S corporations.

Tax Counsel expresses no opinion regarding any federal tax consequences other than its opinion with regard to the exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income pursuant to Section 103 of the Code and interest on the GIFDA Revenue Bonds, Series 2-2022, not constituting an item of tax preference under Section 57 of the Code. Prospective purchasers of the GIFDA Revenue Bonds, Series 2-2022, should consult their tax advisors with respect to all other tax consequences (including, but not limited to, those listed above) of holding the GIFDA Revenue Bonds, Series 2-2022.

Changes in Federal Tax Law Regarding the GIFDA Revenue Bonds, Series 2-2022

Legislation affecting tax-exempt obligations is regularly considered by the United States Congress and may also be considered by each State. Court proceedings may also be filed, the outcome of which could modify the tax treatment of obligations such as the GIFDA Revenue Bonds, Series 2-2022. There can be no assurance that legislation enacted or proposed, or actions by a court, after the date of issuance of the GIFDA Revenue Bonds, Series 2-2022, will not have an adverse effect on the tax status of interest on the GIFDA Revenue Bonds, Series 2-2022, or the market value or marketability of the GIFDA Revenue Bonds, Series 2-2022. These adverse effects could result, for example, from changes to federal or state income tax rates, changes in the structure of federal or state income taxes (including replacement with another type of tax) or repeal (or reduction in the benefit) of the exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income for federal or state income tax purposes for all or certain taxpayers.

State Taxation

Tax Counsel is of the opinion that, based upon existing law, interest on the GIFDA Revenue Bonds, Series 2-2022, and any gain on the sale thereof are not included in gross income under the laws of the applicable project States.

THE OPINIONS EXPRESSED BY TAX COUNSEL WITH RESPECT TO THE REVENUE BONDS ARE BASED UPON EXISTING LAWS AND REGULATIONS AS INTERPRETED BY RELEVANT JUDICIAL DECISIONS AND REGULATORY CHANGES AS OF THE DATE OF ISSUANCE OF THE REVENUE BONDS, AND TAX COUNSEL HAS EXPRESSED NO OPINION WITH RESPECT TO ANY LEGISLATION, REGULATORY CHANGES OR LITIGATION ENACTED, ADOPTED OR DECIDED SUBSEQUENT THERETO. PROSPECTIVE PURCHASERS OF THE REVENUE BONDS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL IMPACT OF ANY PENDING OR PROPOSED FEDERAL OR STATE TAX LEGISLATION, REGULATIONS OR LITIGATION.

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FORWARD LOOKING STATEMENTS

Certain sections of this Memorandum contain forward-looking statements that are based on expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this Memorandum or, in the case of any document incorporated by reference, the date of that document.

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GENERAL INFORMATION

Authorization

Pursuant to a resolution of the appropriate internal body of GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA), the Issuer agreed to issue the SSNs of US$ 5,000,000,000 (Five Billion United States Dollars).

Net Proceeds

The net proceeds of the SSNs, (the “Net Proceeds”) will be used by the Issuer, or a related affiliate or subsidiary entity, for investment on the infrastructure development in oil and gas facilitation for the project’s facilities and operations through GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA), as needed and as are necessary. The placement agents or broker dealers related to the SSNs shall not have any responsibility for, or be obliged to, concern themselves with the application of the net proceeds of the SSNs.

No Material Adverse Change

Except as disclosed herein, there has been no material adverse change, nor any event involving a prospective material adverse change, in the assets and liabilities, financial position of prospects of the Issuer, or its affiliates or subsidiaries, as of the date of this PPM.

Litigation

The Issuer is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware), which may have a significant effect on the financial position of the Issuer.

GENERAL INFORMATION

1.	Authorization

This Private Placement Memorandum was authorized by a Resolution of the Board of Directors of the Issuer passed on September 1, 2024. The Issuer has obtained or will obtain from time to time all necessary consents, approvals, and authorizations in connection with the issue and performance of the Bonds.

2.	Listing of Bonds

The Issuer is listing the Bonds on the Estates and Infrastructure Exchange (“EIX”). EIX has partnered with Aquis Exchange PLC, who are Authorized and Regulated by the Financial Conduct Authority (Firm Reference Number 595785) to provide the required regulatory cover for a new bond trading venue (“Aquis-EIX”). This marketplace provides institutions and professional investors with a dedicated venue on which to trade infrastructure-related bonds.

3.	No Material Adverse Change

As at the date of this Private Placement Memorandum, there has been no material adverse change in the Issuer’s prospects since the date of its incorporation.

4.	Legal and Arbitration Proceedings:

There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) from the date of incorporation of the Issuer up to and including the date of this document which may have or have in such period had a significant effect on the financial position or profitability of the Issuer.

5.	Post Issuance Information

Save as set out in this Private Placement Memorandum, the Issuer does not intend to provide any post- issuance.

6.	Auditors

The Issuer has appointed {KPMG} (Post Listing Auditor) KPMG 550 Hope St. Los Angeles Calif 90071-1568

7.	Documents Available for Inspection

For the term of this Private Placement Memorandum, the following documents can be inspected on the Issuer’s website at www.gifda.com:

(a)	the Private Placement Memorandum;
(b)	the Trust Indenture; and
(c)	the AML – Compliance policy 2024 and
(d)	501(c) 3 non profit KYC BOD file and financial statements of the Issuer for the respective years, once approved by the Board of Directors.

For the term of this Private Placement Memorandum, the following documents can be requested from the Issuer via email at corporate@gifda.com, or can be inspected in hard copy during normal business hours at the offices of the Issuer at 2575 Eastern Boulevard, York, Pennsylvania 17402:

(a)	the constitutional documents of the Issuer.

Issuer Name and Address:

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY, INC.

Registered Address:

2575 Eastern Boulevard, York, Pennsylvania 17402, United States

Transfer Agent:

SECURITIES TRANSFER CORPORATION

2901 Dallas Pkwy Suite 380, Plano, TX 75093, United States

Trustee:

ARGENT INSTITUTIONAL TRUST COMPANY

5901 Peachtree Dunwoody Road, Suite C495, Atlanta, Georgia 30328, United States

Paying Agent:

ARGENT INSTITUTIONAL TRUST COMPANY

5901 Peachtree Dunwoody Road, Suite C495, Atlanta, Georgia 30328, United States

Bond Counsel:

MESSER LAW GROUP, PLLC

295 Madison Avenue, 12 Fl, New York, New York 10017

General & Tax Counsel:

RESNICK & LOUIS P.C.

146 Fairchild Street. Suite 130 South Carolina, Charleston SC 29492

Auditors:

KPMG (Post Listing Auditor)

KPMG 550 Hope St. Los Angeles Calif 90071-1568

The authorization, agreements and covenants of the Authority as set forth in the Resolution and this Private Placement Memorandum are not to be construed as a contract with the holders of the GIFDA Revenue Bonds, Series 2-2022. Any statements made in this Private Placement Memorandum involving matters of opinion or of estimates, whether or not expressly so identified, are intended merely as such and not as representations of fact.

For and on behalf of:

GLOBAL INFRASTRUCTURE FINANCE &

DEVELOPMENT AUTHORITY, INC.

ROBERT PETER CHOINIERE

Chief Executive Officer and

Chairman of the Board of Directors

For and on behalf of:

BLUE ROCK ASIA AFRICA LTD.

MOHAMMAD FAYYAZ KHAN

Chairman of the Investment Board

RISK FACTORS

Investment in debt security is subject to various risks, including risks and uncertainties inherent in the business. The following sets forth factors related to our business, operations, financial position or future financial performance or cash flows which could cause an investment in our company to decline and result in a loss. In addition, we may also face new risks as yet unidentified. The subscriber/purchaser should carefully consider the information in this memorandum, including the following risks before making an investment decision.

General

An investment in the Series 2- 2022 Bonds involves certain risks which should be carefully considered by investors. The sufficiency of revenues to pay debt service on the Series 2-2022 Bonds may be affected by events and conditions relating to, among other things, population and employment trends and economic conditions in the Issuer, the nature and extent of which are not presently determinable.

Prospective investors should carefully examine this Official Statement and their own financial condition in order to make a judgment as to their ability to bear the economic risk of such an investment and whether or not the Series 2-2022 Bonds are an appropriate investment for them.

The risk factors discussed herein should be considered in evaluating the Issuer’s ability to make payments of the principal of and interest due on the Series 2-2022 Bonds. This discussion of risk factors is not intended to be exhaustive and should be read in conjunction with all other parts of this Official Statement, including Appendix A hereto.

Limited Obligations

The Series 2021 Bonds are limited obligations of the Issuer, payable solely from Pledged Funds, and the full faith and credit of the Issuer is not pledged for payment of the principal thereof or the interest thereon. The Issuer does not have any taxing power. The Series 2-2022 Bonds do not constitute obligations of the State. The Project Agreements do not create any right in any party (other than the Department) against FHWA and do not constitute a commitment, guaranty, or obligation on the part of the United States to provide for the payment of debt service on the Series 2-2022 Bonds.

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Reauthorization Risk

The FAST Act is the most recent in a series of reauthorizations for the Program. The FAST Act extended the imposition of taxes allocated to the HTF through September 30, 2022, and the transfer of the taxes to the HTF through September 30, 2020. The 2020 extension of the FAST Act further extended the transfer of taxes to the HTF through September 30, 2021. Bills have been introduced in both the House and the Senate to extend the Federal Highway Program past FFY 2021. There is no assurance either that the Program will be extended or reauthorized beyond September 30, 2021, or that the authority for the allocated taxes will be extended beyond 2022. See Appendix B—” THE FEDERAL AID HIGHWAY PROGRAM—History of the Program and Reauthorization”.

Deficits in the Highway Trust Fund

The primary source of funds in the HTF is federal excise taxes on motor fuels. Since July 2014, total mileage driven has increased; however, with increasing fuel efficiency of automobiles and trucks in the United States, the HTF has received a stable amount of revenue. During the period from 2008 through 2019, HTF spending exceeded revenues by a total of $127 billion. To address this deficit, Congress has authorized the transfer of various amounts from general Treasury funds into the HTF, but there can be no assurance that such transfers will continue. The FAST Act, passed in December 2015, is the first long-term surface transportation program in 10 years and transferred approximately $70 billion over the 5 years of the FAST Act Authorization from the federal general fund to the HTF. The extension of the FAST Act also included a one-time $10.4 billion federal general fund transfer to the HTF for FFY 2021. See Appendix B—” THE FEDERAL AID HIGHWAY PROGRAM— The Federal Highway Trust Fund and—History of the Program”.

The Congressional Budget Office (CBO) predicts that the HTF will be exhausted in FFY 2022 if Congress does not enact a measure to increase HTF revenues. Under current federal law, a positive balance is required to be maintained in the HTF to ensure that prior commitments for distribution of federal revenues can be met. Unless Congress enacts a measure to address revenue generation for the HTF, the HTF’s reduced balances may adversely impact the availability of federal transportation funds to pay debt service on the Series 2-2022 Bonds. Such a measure to increase revenue could include new taxes, an increase in existing fuel taxes, continued expenditures from the general fund, increased federally supported debt financing, or reductions in the scope of the Federal Highway Program.

Sequestration

In the absence of required expenditure cuts from the 2012 federal budget, the Budget Control Act of 2011 requires automatic cuts, referred to as “sequestration,” to both mandatory and discretionary expense items. Although the Highway Trust Fund is not itself subject to sequestration, the automatic cuts eliminated portions of the federal general fund transfers to the Highway Trust Fund. The amounts available to the State under the Program have been reduced by $887,147 (6.8%) in Fiscal Year 2016, $894,302 (6.9%) in Fiscal Year 2017, $856,868 (6.6%) in Fiscal Year 2018, $807,568 (6.2%) in Fiscal Year 2019 and $765,508 (5.9%) in Fiscal Year 2020.

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Limited Remedies Upon Default

The Resolutions do not provide for acceleration of the Series 2-2022 Bonds if an Event of Default occurs. The remedies of the owners of the Series 2-2022 Bonds are limited to (i) a suit on the Series 2-2022 Bonds, (ii) a suit to compel performance under the Resolutions, (iii) an action for an accounting and (iv) an action to enjoin acts which may be unlawful or a violation of the rights of such owners. The rights of the owners of the Series 2-2022 Bonds and the enforceability of the Series 2- 2022 Bonds may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, by equitable principles and by the principle of sovereign immunity. See “SOVEREIGN IMMUNITY” and Appendix C—” FORM OF THE 2021 RESOLUTIONS”.

DISCLAIMERS AND OTHER MISCELLANEOUS MATTERS

This Official Statement is not to be construed as a contract or agreement between the Issuer and the purchasers or holders of any of the Series 2-2022, Infrastructure Investment and Job Act 117th (117- 58) in support of H.R. 3684 Congress November 15, 2021.

All quotations from and summaries and explanations of provisions of laws and documents herein do not purport to be complete, and reference is made to such laws and documents for full and complete statements of their provisions.

The order and placement of material in this Official Statement, including its appendices, are not to be deemed a determination of relevance, materiality or importance, and all material in this Official Statement, including its appendices, must be considered in its entirety.

The information in this Official Statement has been obtained from sources which are considered dependable, and which are customarily relied upon in the preparation of similar official statements, but such information is not guaranteed as to accuracy or completeness.

The delivery of this Official Statement at any time does not imply that any information herein is correct as of any time subsequent to the date of this Official Statement.

All estimates and assumptions contained herein are believed to be reliable, but no representation is made that such estimates or assumptions are correct or will be realized.

No person, including any broker, dealer or salesman, has been authorized to give any information or to make any representation other than those contained in this Official Statement, and if given or made, such other information or representations must not be relied upon as having been authorized by the Issuer.

Any information or expressions of opinion herein are subject to change without notice, and neither the delivery of this Official Statement nor any sale hereunder shall under any circumstances create an implication that there has been no change as to the affairs of the Issuer since the date hereof.

This Official Statement may contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Issuer’s current beliefs, expectations, and assumptions regarding the future of the Issuer’s operations, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as: “anticipate”, “intend”, “plan”, “goal”, “seek”, “believe”, “project”, “estimate”, “expect”, “strategy”, “future”, “likely”, “may”, “should”, “will”, and similar references to future periods. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Issuer’s control. The Issuer’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, prospective investors should not place undue reliance on these forward-looking statements. Important factors that could cause the Issuer’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, population trends and political and economic developments that could adversely impact the collection of revenues and those factors described in this Official Statement under “RISK FACTORS”. Any forward-looking statement made by the Issuer in this Official Statement is based only on information currently available to the Issuer and speaks only as of the date on which it is made. The Issuer undertakes no obligation to publicly update any forward-looking statement whether as a result of new information, future developments, or otherwise.

Risks Relating to Industry and the Global Economy.

In deciding whether to participate in this Memorandum, the investors should carefully consider the risks related to purchasing and holding the Bonds, including measuring all the associated risks in addition to the risks described below, the Project may be subject to risks not foreseen or fully appreciated at the time of this Issue. In reviewing this Memorandum, potential investors should keep in mind other possible risks that could be important.

Forward-Looking Information May Prove Inaccurate.

This Memorandum and its Exhibits may contain certain forward-looking statements related to the prospects, plans, anticipated growth, anticipated performance, and other aspects of the Issuer that are based on the beliefs of the Issuer as well as assumptions made by and information currently available to the Issuer. Such statements reflect the current views of the Issuer with respect to future events and are subject to risks, uncertainties, and assumptions, including the other risk factors described herein. Actual results may vary materially from those described herein as anticipated, believed, estimated, or expected. There can be no assurance that the projected results will occur, that assumptions and projections will prove correct, or that unforeseen developments will not occur.

The COVID-19 Pandemic, War in Ukraine and Was in Palestine-Israel Has Adversely Impacted the global situation as well the Projects, and Could Continue to Do So. The COVID-19 Pandemic and the war in Ukraine have caused a number of major disruptions globally. These have included the restriction and disruption of services, shortages of materials, delays in payment, and disruptions of supply chains more generally. It is not known how long these disruptions will last or whether recent progress might be reversed by new waves of COVID-19 infections or further hostilities. In addition, the economic impact of these events (and fear of continuing financial impacts) may alter consumer confidence, material costs, and other factors impacting the returns from the Project.

Adverse effects of Economic Trends and Other National and Global Developments. Future economic slowdowns, pandemics, terrorist strikes, wars, or other national or global events may have a similar adverse effect on the returns from, and viability of, the Project. The Project is particularly prone to being adversely affected by any developments that cause material shortages, increases in material costs, labor shortages, increases in labor costs and changes in domestic or national regulation (such as sanctions).

Speculative Investment. Prospective investors should read this Memorandum, and all exhibits carefully, should consult with their own attorney, accountant, or business advisor prior to making any investment decision, and should only invest if they can afford to lose their entire investment.

Limited Transferability and Liquidity of Bonds. The Bonds acquired in this Memorandum may not be sold or transferred save in the circumstances outlined in this Memorandum. Furthermore, the investors are not permitted to assign the Bonds without the Issuer’s prior written consent in accordance with the terms of this Memorandum.

There is currently an active trading market for the Muni Bonds, and the Issuer has plans to seek such a market. Therefore, investors must acquire the Bonds for investment purposes. Redemption provisions offered by the Issuer and outlined in this Memorandum, and they must be prepared to bear the economic risk of their investment until such time as their Bonds are redeemed by the Issuer.

Target Offering. If the Issuer raises at least the Target Offering Amount prior to the Offering Deadline, the Offering Deadline may be accelerated, provided that the Memorandum Deadline must be at least twenty-one days. Investors that have committed funds will be notified of such change at least five business days prior to the new end date.

If the Issuer determines that there are any material changes to the Memorandum, investors will be notified of such change and given instructions to reconfirm his or her investment commitment within 5 business days. If an investor does not reconfirm his or her investment commitment within such time period, the investor’s investment commitment will be cancelled, and the committed funds will be returned. The other investors’ demands will be considered.

This list of risk factors does not purport to be complete, and it may not describe all of the risks and conflicts of interests relating to an investment in the Issuer. However, subscribers should read this entire Memorandum and consult with their own legal and financial advisers before investing in the Issuer.

RESPONSIBILITY STATEMENT OF THE ISSUER

The Issuer accepts responsibility for all information contained in this Memorandum and to the best of its knowledge (having taken all steps to set forth that such is the case) the facts stated herein are true and accurate in all material respects and there are no other material facts, the omission of which would make any statement herein misleading, whether of fact or opinion.

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA)

Authorized Signatories:

Name:	Robert Choiniere

Title:	Chief Executive Officer

Amended and Restated Date:	October 2, 2024

Authorized Signatories:

Name:	Mohammad Fayyaz Khan

Title:	Chairman of the Investment Board (Assets & Liquidity)

Amended and Restated Date:	October 2, 2024

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Terms of the Senior Secured Notes (SSNs)

The Terms of the SSNs issued by the Issuer are as follows:

1.	Form and Denomination

(a) The SSNs will be in uncertificated book-entry form and will not be printed. The SSNs will be registered under the United States Securities Act of 1933 and may be converted into registered SSNs.

(b) This issue of SSNs (the “Issue”) is represented by a permanent global note (the “Regulation S Global Note”) and (the “Restricted Rule 144A Note”) together known as (“Global Notes”) quotas (the “SSNs”) of US$ 5,000,000,000.00 (Five Billion USD) or US$ 1,000,000.00 multiples thereof, rendering the persons referred below entitled to payment of interest. The Permanent Global Note will be deposited with the clearing Depository until final redemption or printing of the SSNs.

(c) Noteholders do not have at any time the right to demand the printing of SSNs. If Issuer deems the printing of the SSNs to be necessary or if, under UK or foreign law, the enforcement of obligations under this Issue can only be ensured by means of effective SSNs, e.g. in the case of bankruptcy, relief of debtors or reorganization of the Issuer, Trustee shall provide, without any costs to Noteholders, for the printing and delivery of the effective SSNs.

(d) The Issuer reserves the right to reopen this Issue without the consent of the Noteholders by the issue of further SSNs which will be fungible with the SSNs (i.e. identical especially in respect of the Terms of the SSNs, security number, final, maturity and interest rate) (“Reopening”).

2.	Interest

The SSNs bear interest from the date of Note issuance, at the rate of 2.35% fixed per annum, payable semi-annually on 1st January, and 1st July (the “Interest Payment Dates”) in arrears. The first of which will become due on the listing payable on 1st day of July or 1st January. Interest shall be calculated on the basis of a 360- day year consisting of 12 months of 30 days each.

3.	Redemption

A. Early Redemption at the Option of the Issuer subject to a period of not less than 30 nor more than 60 days’ prior notice to the Trustee, the Issuer, in its sole discretion, may redeem the Notes at any time after Dec 31, 2023, prior to the Maturity Date, in whole but not in part only, at the aggregate principal amount plus interest accrued and not paid, if any.

B. Early Redemption at the Option of Note holders Upon the occurrence of a Change of Control, the Issuer will at the option of the Noteholder, redeem such Note at its principal value, together with interest accrued up to, the Change of Control Redemption Date unless, the acquiring company assumes, keeps or guarantees, as the case may be, the Issuer’s obligations under the Notes pari passu with its own senior obligations. To exercise such option, a Noteholder must present at the Specified Office a duly completed and irrevocable redemption notice in the form obtainable at the Specified Office of the Issuer (a “Change of Control Redemption Notice”), together with clearing instructions allowing for the transfer of the relevant Note(s) or, if Notes have been printed, the transfer of printed Note(s) by not later than 14 days prior to the Change of Control Redemption Date. No Note or Change of Control Redemption Notice so deposited may be withdrawn without the consent of the Issuer.

4.	Payments

(a) The amounts required for the payments with respect to the Notes will be made available in good time in freely disposable US$ and will be placed at the free disposal of the Trustee on behalf of the Noteholders. If the date of expiration does not fall on a Banking Day, the transfer of such payments for value will be effected the Business Day immediately following such due date. All payments with respect to the Notes will be made to the Noteholders in US$ without collection costs.

(b) Claims against the Issuer in respect of Notes will become time barred unless presented for payment within a period of presently one year from the Change of Control Redemption Notice.

(c) The receipt by the Trustee of the due and punctual payment of the funds in US$ shall release the Issuer of its payment obligations under the Notes to the extent of such payments.

5.	Status of the SSNs

The SSNs constitute direct, unconditional, unsubordinated and secured obligations of the Issuer which will at all times rank pari passu among themselves and, subject as aforesaid, at least pari passu with all other present and future secured and unsubordinated obligations of the Issuer, save for such obligations as may be preferred by statute, all limited by provisions of law that are both mandatory and of general application.

6.	Taxation

The information provided does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase Notes. In particular, the information does not consider any specific facts or circumstances that may apply to a particular purchaser. Neither these statements nor any other statements in this offering memorandum are to be regarded as advice on the tax position of any holder of Notes or of any person acquiring, selling or otherwise dealing in securities or on any tax implications arising from the acquisition, sale or other dealings in Notes. The statements do not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of Notes and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in Notes) may be subject to special rules. Note: the taxes are totally exempted in the United States under the company regulation “NOT FOR PROFIT” status.

Prospective purchasers of Notes are advised to consult their own tax advisors as to the tax consequences of the purchase, ownership and disposition of Notes, including the effect of any state or local taxes, under the tax laws of the United States and each country of which they are residents or countries of purchase, holding or disposition of Notes. Additionally, in view of the number of different jurisdictions where local laws may apply, this offering memorandum does not discuss the local tax consequences to a potential holder, purchaser or seller arising from the acquisitions, holding or disposition of the Notes, other than in respect of certain US tax consequences discussed below. Prospective investors must, therefore, inform themselves as to any tax, exchange control legislation or other laws and regulations in force relating to the subscription, holding or disposition of the Notes at their place of residence and in the countries of which they are citizens or countries of purchase, holding or disposition of Notes.

All payments of principal and interest in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any Government or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Noteholders of such amounts as would have been received by them if no such withholding or deduction had been required.

All payments in respect of the Notes are subject to all applicable taxes, including for any businesses in United Kingdom.

7.	Governing Law and Jurisdiction

Agreements including this Memorandum as to all sales of Notes made in the United States shall be governed by laws of the State of Pennsylvania and as to all sales made outside of the United States the laws of England and Wales shall govern without regard to the conflict of law rules. The Paying Agents Agreement, The Trust Deed, the Notes, and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with English law.

Any dispute, controversy or claim arising out of, or in relation to, agreements, this Memorandum, including the invalidity, breach, or termination thereof with respect to Notes sold in the United States, shall be submitted to arbitration before an arbitration panel, in the State of Pennsylvania. The Arbitration shall be conducted pursuant to the rules for commercial arbitration of the American Arbitration Association but not under the auspices of the American Arbitration Association unless the Parties affirmatively agree to do so. The arbitrators shall be selected by mutual agreement of the Parties. If the Parties are unable to agree on an arbitrator, either Party may apply to the District Court of Pennsylvania for the appointment of an arbitrator. The arbitration board shall have the discretion to allow reasonable discovery upon application of either Party for a period of up to 60 days.

Any dispute arising out of, or in relation to, agreements, this Memorandum, including the invalidity, breach, or termination thereof with respect to Notes sold outside the United States shall be submitted to arbitration in accordance with the UK Rules of International Arbitration of the UK Chambers’ Arbitration Institution in force on the date on which the notice of arbitration is submitted in accordance with the UK Rules.

In either case, the decision of the arbitration board shall be final and shall be enforceable in any court having jurisdiction thereof. In the event a dispute is arbitrated, the prevailing party, as determined by the arbitration board, shall be entitled to recover that Party’s reasonable attorney’s fees and costs. The arbitral proceedings shall be conducted in English.

Claims Pari Passu

The Issuer shall ensure that at all times the claims of the Noteholders under the Notes rank at least pari passu with the claims of all their respective other present and future unsecured creditors, save for those claims that are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application or any other mandatory provisions of applicable law.

Trustee

Argent Institutional Trust Company is the Trustee under the Indenture. Except during the continuance of a Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense, except that no such additional amounts shall be payable in respect of any Note. In the event there is a conflict between this Private Placement Memorandum and the Trust Indenture Agreement between the Issuer and the Trustee as to the rights and obligations of the Trustee, the Trust Indenture Agreement will control.

Paying – Settlement Agent Bank

The Issuer has entered into a term agreement understanding with Bank New York Mellon being the Paying and settlement Agent Bank. Trust Indenture, dated November 21, 2023, shall be modified to cover the Paying and Settlement party “principal Paying Agent (which expression shall include any successors) for both SEC 144A and Regulation S.

Copies of the Trust Indenture are available for inspection during normal business hours at the Trust registered office of 2575 York, eastern Boulevard PA.

The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Indenture.

The Notes constitute direct, unsubordinated obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The Issuer shall ensure that at all times the claims of the Noteholders against it under the Notes, rank in right of payment at least pari passu with the claims of all their other present and future unsecured and unsubordinated creditors, save those whose claims are preferred by any mandatory operation of law.

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Information about the Issuer

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (“GIFDA”,

“Issuer” or “Company”)

Corporate Governance

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) is committed to maintain company governance and effective accountability mechanisms in every aspect of its business. Conducting business in a socially responsible and honest manner serves both the long-term interests of the Company and its members. The Company believes that its commitment to good corporate governance will give it a firm foundation for growth and enable it to provide quality products and services to the community, while maximizing members’ returns.

The internal control system has been designed to safeguard the assets of the Company, maintaining proper accounting records, execution with appropriate authority and compliance with the relevant laws and regulations.

The governing body of GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) (defined herein as the “GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) Board”) is responsible for maintaining and reviewing the effectiveness of the Company’s internal control system. The GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) Board will carry out an annual review of the implemented system and procedures, including areas on financial, operational and legal compliance controls and risk management functions. The internal control system will be implemented to minimize the risks of which the Company is exposed and used as a management tool for the day-to-day operation of the business. The system can only provide reasonable but not absolute assurance against misstatement or losses.

Hence the GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) is a purpose-built Non-Profit, Tax exempt Company under US State of Pennsylvania laws.

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GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC.

(GIFDA) Summary and History of Acquisition and Operations

Global Infrastructure Finance & Development Authority Inc. (the “Issuer”, the “Company” “GIFDA”), is a Pennsylvania non-profit corporation that was formed on 8 June 2015, and was assigned by the state attorney for the purposes of acting as a parent corporation to facilitate the development of utilities and infrastructure in and across the American South and Southeast, as well as the middle of the country, pursuant to the State of Alabama resolution passed, under the House Joint Resolution HJR 459 and Senate Joint Resolutions R56. H.R. 3684 Infrastructure Investment and Jobs Act 117th Congress (2021-2022).

Purposes of this Offering

This Offering (as defined below) is intended to achieve several objectives:

●	To fund infrastructure development in the State of Alabama under state sponsorship.

●	To fund the Alabama Seaport Expansion, Toll Road & Housing – Malibu Residential Project.

●	To fund the development of rail and road transportation in the United States, including establishment of new toll roads and commensurate railway provision and

●	To fund development of an inland ports facility and residential and other requirements around that new port.

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PRIVATE PLACEMENT MEMORANDUM

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA)

Project Overview

$40,000,000,000

GIFDA Revenue Bonds, Series 2-2022

The Issuer is conducting an offering of the Bonds. The offering is made in connection with the Alabama Seaport Expansion & Housing – Malibu Residential Project (the “Project”). The Project arises from the pressure on US ports due to a growth of international trade. The West Coast Ports have little flexibility despite heavy investment in the last twenty years. The East and Gulf Coast Ports were designed during the 1960s for shipping and have not yet been modernized, save in a few locations. The size of containers, bulk cargo and oil tankers have increased dramatically with container ships growing from carrying 2,000 containers to 20,000 containers. The impact of this growth in ship size and container volume is a concern given the port sizes on the East and Gulf coasts. A few ports can manage the larger ships that are carrying an increased volume of trade. The last year data available shows the container volume rose by 16 percent, clogging existing ports, and by 2050 the imports and exports are expected to rise by an additional 65 percent.

In order to address this issue, the Alabama State Senate House approved and signed Senate Joint Resolution “SJR 56” dated May 31st, 2007, and submitted it to the governorate office. Subsequently the Alabama House Joint Resolution Bill No. “HJR 459” was approved to address the need to expand the state’s transportation systems. The Alabama Toll Facilities Plan was commissioned to do so as part of the mechanism to facilitate Alabama House Joint Resolution Bill No. “HJR 459” (the “Bill”). In addition, the Bill identified the need for a Seaport expansion at Mobile or the development of a new port with connectivity with the Alabama Toll facilities. This is essential to ease the shipping and the logistics of the container traffic to Alabama and the neighboring states.

The Alabama State Gulf Coast location near Mobile is one of the few locations on the Gulf coast that has the capability of accepting larger, modern ships, which require 51 feet of water depth, and which can be further expanded to accommodate 75 feet (necessary for VLCC ships). As a result, planning was carried out to build a new port that can receive and handle between 3-5 million TEU containers, creating 200,000 jobs in and around the port. Analysis and study were carried out to support the urban development structure that will create employment for the new port. The analysis showed that the new port city would generate a total population of around 520,000 with a total of over 300,000 jobs in the new urban area and the port. The additional 100,000 non-port jobs would be typical support industry sectors such as finance, administration, logistics, retail, satellites, energy, commercial, storages, construction, education, health, manufacturing, and services industry.

The total population of 520,000 people will require an urban infrastructure of 225,000 – 250,000 housing units and utilities services stations, hotel/motels and amenities. These would be a mixture of apartments, townhouses, and detached houses. The occupation of the housing units will be in the region of 1.9 persons per house (similar to other urban areas around medium size port cities of the south, such as Charleston and Savannah). In addition to the housing for the population, the urban area would include typical facilities such as retail, restaurants and entertainment facilities, as well as administrative, health and educational services and buildings. The entire development is under the sponsorship of the Alabama State and ATFI, being the supervisory arm, will manage the project with the developer (GIFDA)

The Alabama State House Joint Resolution (HJR 459) and Senate Joint Resolution (SJR 56) allowed and authorized the developer to raise the funds by issuing US Domestic Revenue Bonds for a period of 30 years and above. For the settlement of the bond, the state legislation allowed collection of the revenue from all the mortgage and developed facilities, ports, storages, roads, railways, ports and settle the Bonds at maturity from the collected revenues under the direct authority and management of BlueRock Asia Africa Ltd (BRAAL) being the asset/liquidity management of GIFDA is appointed by the GIFDA board to manage the asset and liquidity of Alabama State sponsored mega project of GIFDA funding under their irrevocable resolutions. On the retirement/maturity of the bond, the total developed facilities and mortgage will be handed over to the Alabama State appropriate directorate and the Investment will be settled from the collected revenues.

The Issuer is offering QIB Institutions and sophisticated investors up to USD$5,000,000,000 of first SSN of Municipal US Domestic revenue bond at coupon price of 2.35% for a tenure of 30-years maturity. Any person, entity subscribed and holding at least one Bond is referred to as a “Bond Holder.” The Bonds have the relative rights, preferences, privileges and priorities specified in the Indenture and the Infrastructure and Jobs Act (Pub. L 117-58, November 15, 2021) (the “Act”).

No person other than the Issuer has been authorized to provide prospective investors with any information concerning the Issuer or the Offering or to make any representation not contained in this Memorandum.

GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC.

EXECUTIVE BIO’S

ROBERT P. CHOINIERE – CHIEF EXECUTIVE OFFICER/DIRECTOR

Robert Choiniere Is the Chief Executive Officer and a Director for the Global Infrastructure Finance & Development Authority, Inc., and a Director for Ameri Metro, Inc. Before assuming the CEO role, he was Chief Financial Officer for Ameri Metro, Inc. and previously Chair of the Ameri Metro, Inc. Audit Committee. In 2005 he founded Plans to Prosper, LLC, an independent financial planning and investment advisory firm. He sold the firm in 2022. Previously Mr. Choiniere was Director of Aviation Planning for HNTB Corporation, where he led financial feasibility, site selection, environmental, management and airport expansion studies for major transportation projects throughout the United States, including the new Denver International Airport. He received a degree in Financial Planning from the College of Financial Planning. Mr. Choiniere is also a graduate of Florida Institute of Technology with a BS degree in Air Commerce/Transportation Technology.

BRYAN E. ELICKER – DIRECTOR

Bryan Elicker currently serves on the Board of Directors for the Global Infrastructure Finance & Development Authority, Inc. He has or is currently serving in various C- level and Board of Directors positions, including Director and Chief Operating Officer for Ameri Metro, Inc., Chief Financial Officer for R. F. Berkheimer and Sons, Inc., a privately-held company located in York, PA; Vice President and Chief Operating Officer for Yorktowne Caskets, Inc., a privately-held company, which was sold to a Pittsburgh-based, publicly--traded company in 2007. Mr. Elicker is a graduate of York College of Pennsylvania with a degree in Communication/Marketing.

JAMES D KINGSBOROUGH -- DIRECTOR

James Kingsborough is a Director for the Global Infrastructure Finance & Development Authority, Inc. He has been on the board of directors of Ameri-Metro Inc. since 2010. Mr. Kingsborough has worked for several roofing companies / manufacturers with responsibilities ranging from technical, to architectural sales, to senior sales representative. In 1991 he started Kingsborough & Associates, an independent sales organization representing several manufacturers. Over the years he became a partner in Division 7 Roof Spec. He later helped start and was partner in Exterior Building Solutions LLC. Currently Mr. Kingsborough continues to operate Kingsborough & Associates, a business representing several companies in the building and construction industry. Mr. Kingsborough was a partner in Business Airport of Carlisle, Inc. a privately owned public use airport until the sale of the airport to a public entity in 2021. He is a graduate of Shippensburg University with a BS degree in marketing.

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BOOK-ENTRY, DELIVERY AND FORM

General

The Notes are being offered and sold only:

●	to Qualified Institutional Buyers (“QIB”) in reliance on Rule 144A (“Rule 144A Notes’’); or

●	to persons other than “U.S. Persons’’ (as defined in Regulation S) in offshore transactions in reliance on Regulation S (“Regulation S Notes’’).

The Notes will be issued in fully registered global form in minimum denominations of $1,000,000 and multiples of US$ $1,000,000 in excess thereof. The Notes will be issued on the issue date therefore only against payment is immediately available.

The Rule 144A Notes initially will be represented by a single permanent global note (which may be subdivided) without interest coupons (the “Rule 144A Global Note’’). The Regulation S Notes initially will be represented by a single permanent global note (which may be subdivided) without interest coupons (the “Regulation S Global Note’’ and together with the Rule 144A Global Note, the “Global Notes’’).

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear’’) or Clearstream Banking, S.A. (“Clearstream’’), as described below under “—Depository Procedures’’.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes’’.

The Notes will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Transfer Restrictions.’’ In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clear stream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants’’) and facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants’’). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of Participants to whose account’s securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Pursuant to Procedures Established by DTC

Upon deposit of the Global Notes, DTC will credit the accounts of Participants designated as Subscribers/purchase with portions of the principal amount of the Global Notes; and ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants or Indirect Participants in such system. Euroclear and Clearstream will hold interests in the Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A. /N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositories, in turn, will hold interests in the Notes in customers’ securities accounts in the depositories’ names on the books of DTC.

All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own.

Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of beneficial owners of interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

You can find information about certain other restrictions on the transferability of the Notes under ’‘Exchange of Book-Entry Notes for Certificated Notes’’ below.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Notes Indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee (or the Paying Agent if other than the Trustee) to DTC in its capacity as the registered holder under the Notes Indenture. The Issuers and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, the Trustee or any agent of the Issuer or the Trustee has or will n o t have any responsibility or liability for:

Any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC’s current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

Subject to the transfer restrictions described under ’‘Transfer Restrictions’’, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same- day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to the transfer restrictions described under ’‘Transfer Restrictions,’’ cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be affected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositories. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream are under no obligation to perform or to continue to perform such procedures and the procedures may be discontinued at any time. Neither the issue nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

The Global Notes are exchangeable for certificated Notes in definitive, fully registered form without interest coupons (’‘Certificated Notes’’) only in the following limited circumstances:

●	DTC notifies us that it is unwilling or unable to continue as depository for the Global Note or DTC ceases to be a clearing agency registered under the U.S. Exchange Act at a time when DTC is required to be so registered in order to act as depository, and in each case, we fail to appoint a successor depository within 60 days of such notice;

●	The Issuer notifies the Trustee in writing that the Global Note shall be so exchangeable; or

●	if there shall have occurred and be continuing an Event of Default with respect to the Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in ’‘Transfer Restrictions—Important Information About the Offering’’, unless we determine otherwise in accordance with the Notes Indenture and in compliance with applicable law.

Transfers within and Between Global Notes

Through and including the 40th day after the later of the commencement of the Offering of the Notes and the closing of the Offering (the ’’40-day Period’’), beneficial interests in the Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in the Rule 144A Global Note only if such transfer is made pursuant to Rule 144A and the transferor first delivers to the Trustee a certificate (in the form provided in the Notes Indenture) to the effect that such transfer is being made to a person who the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

After the expiration of the 40-day Period, beneficial interests in the Regulation S Global Note may be transferred to a person who takes delivery in the form of a beneficial interest in the Rule 144A.

Global Note without Compliance with Certification Requirements

Beneficial interests in the Rule 144A Global Note may be transferred to a person who takes delivery in the form of a beneficial interest in the Regulation S Global Note only upon receipt by the trustee of a written certification (in the form provided in the Notes Indenture) from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the U.S Securities Act (if available).

Transfers of beneficial interests within a Global Note may be made without delivery of any written certification or other documentation from the transferor or the transferee. Transfers of beneficial interests in the Regulation S Global Note for beneficial interests in the Rule 144A Global Note or vice versa will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

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TRANSFER RESTRICTIONS

Rule 144A

In connection with its purchase of the Notes offered and sold within the United States only to “qualified institutional investors” (“QIB”) (as defined in Rule 144A under the Securities Act) that are also “qualified purchasers” (“QP”) (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, in reliance on the exemption from registration under Section 3 of the Securities Act provided by Rule 144A or on another exemption therefrom (the “Rule 144A Notes”), the purchaser hereof (the ” Investor”), by virtue of its acceptance of this Memorandum, will be deemed to represent, acknowledge and agree as follows:

1. It has not distributed this Memorandum or any of its contents to any other person and has not disclosed any of the contents of the Memorandum to any other person.

2. It (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the notes and is experienced in buying securities of companies, (b) has received and reviewed the prospectus and understands and accepts the substantial risks associated with an investment in the Note, (c) is able to bear a complete loss of its investment in the Notes, (d) has the financial ability to bear the economic risk of an investment in the Note for an indefinite period of time and adequate means for providing for its current needs and possible contingencies and (e) has no need for liquidity with respect to its investment in the Notes.

3. It is not relying on any investigation that the Arranger, any of its affiliates or persons acting on their behalf may have conducted with respect to the Notes, the Issuer and none of such persons has made any representations to it, express or implied, with respect thereto and that the Arranger has not made and is not making any representation as to the truth, accuracy or completeness of the information in the Memorandum.

4. It is (a) a QIB that is also a QP, (b) not a broker-dealer which owns and invests on a discretionary basis less than US$25 million in securities of unaffiliated issuers, (c) not a participant- directed employee plan, such as a 401(k) plan, (d) acquiring such notes for its own account, or for the account of one or more QIBs each of which is also a QP, (e) not formed for the purpose of investing in the notes or the Issuer, and (f) aware, and each beneficial owner of such notes has been advised, that the sale of such notes to it is being made in reliance on Rule 144A.

5. It will, (a) along with each account for which it is purchasing, hold and transfer beneficial interests in the Rule 144A Notes in a principal amount that is not less than the minimum denomination of such notes and (b) provide notice of these transfer restrictions to any subsequent transferees. In addition, it understands that the Issuer may receive a list of participants holding positions in the Issuer’s securities from one or more book-entry depositories.

6. It understands that the Rule 144A Notes have not been and will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (a) in accordance with Rule 144A to a person that it and any person acting on its behalf reasonably believe is a QIB that is also a QP purchasing for its own account or for the account of one or more QIBs each of which is also a QP which can make the representations set out in paragraphs 4 and 5 above or (b) to non-U.S. persons (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

7. It understands that the Issuer has the power to compel any beneficial owner of Rule 144A Notes that is a U.S. person and is not a QIB and a QP to sell its interest in the Rule 144A Notes or may sell such interest on behalf of such owner. The Issuer has the right to refuse to honor the transfer of an interest in the Rule 144A Notes to a U.S. person who is not a QIB and a QP and which cannot make the representations set out in paragraphs 4 and 5 above.

8. Anything herein to the contrary notwithstanding, the Investor shall notify any transferee to which it transfers Rule 144A Notes in accordance with Rule 144A that such transferee will be subject to the restrictions and procedures set forth herein.

9. The Rule 144A Notes will be represented by a Rule 144A Global Note.

10. The Rule 144A Notes, unless otherwise agreed between the Issuer and the Trustee in accordance with applicable law, will at all times bear a legend substantially to the following effect:

A qualified purchaser (a QP) within the meaning of section 2(a)(51) of the United States Investment Company Act of 1940 (the Investment Company Act) purchasing for its own account or for the account of one or more QIBs each of which is a QP whom the holder has informed, in each case, that such offer, sale, pledge or other transfer is being made in reliance on rule 144a, and in an amount for each account of not less than the minimum denomination of notes or (2) to a person who is not a U.S. person (as defined in regulation s) in an offshore transaction in accordance with rule 903 or rule 904 of regulations under the securities act (regulation s), and in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States, and the holder of the notes represented hereby will, and each subsequent holder of the notes represented hereby is required to, notify any purchaser from it of the notes represented hereby of the resale restrictions referred to above. transfers in violation of the foregoing will be of no force or effect, will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to the issuer of the notes represented hereby, the trustee or any intermediary. No representation can be made as to the availability of any exemption under the securities act for resales of the notes represented hereby.

if the beneficial owner of the notes represented hereby is a U.S. person within the meaning of regulation s, such beneficial owner represents that:

(1) It is a QIB that is also a QP.

(2) It is not a broker-dealer which owns and invests on a discretionary basis less than us$ 25,000,000 In securities of unaffiliated issuers.

(3) It is not a participant-directed employee plan, such as a 401(k) plan.

(4) It is holding the notes represented hereby for its own account or for the account of one or more QIBS, each of which is a QP;

(5) I t was not formed for the purpose of investing in the issuer or the notes represented hereby;

(6) it, and each account for which it holds notes, will hold and transfer at least the minimum denomination of notes;

(7) it understands that the issuer may receive a list of participants holding positions in its securities from one or more book-entry depositories and

(8) it will provide notice of the foregoing transfer restrictions to its subsequent transferees. the beneficial owner of the notes represented hereby acknowledges that if at any time while it holds an interest in the notes represented hereby it is a U.S. person within the meaning of regulations who is not a QIB that is also a QP, the issuer may:

(a) Compel it to sell its interest in the notes represented hereby to a person which is (i) a U.S. person which is a QIB and a QP and who is otherwise qualified to purchase this note in a transaction exempt from registration under the securities act or (ii) not a U.S. person within the meaning of regulation s or (b) compel the beneficial owner to sell its interest in the notes represented hereby to the issuer or an affiliate of the issuer or transfer its interest in the notes represented hereby to a person designated by or acceptable to the issuer at a price equal to the least of (X) the purchase price therefor paid by the beneficial owner, (Y) 100% of the principal amount thereof or (z) the fair market value thereof. the issuer has the right to refuse to honor a transfer of an interest in the notes represented hereby to a U.S. person which is not a QIB and a QP and which cannot make the representations set forth in the first sentence of the second paragraph of this legend. The issuer has not been and will not be registered under the Investment Company Act.

By its purchase and holding of the notes represented hereby (or any interest herein), the purchaser and any transferee hereof will be deemed to have represented and agreed either that: (i) it is not and for so long as it holds the notes represented hereby (or any interest herein) will not be (and is not acquiring any note represented hereby directly or indirectly with the assets of a person who is or while the notes are held will be) (a) an “employee benefit plan” (as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA) that is subject to title i of ERISA, (b) a “plan” described in and subject to section 4975 of the U.S. internal revenue code of 1986, as amended (the “code”), (c) any entity whose underlying assets include, or are deemed to include, “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity or (d) any employee benefit plan which is subject to any federal, state or local law, or non-U.S. law, that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the code (“similar law”); or (ii) its purchase and holding of the notes represented hereby will not constitute or result in a non- exempt prohibited transaction under section 406 of ERISA or section 4975 of the code (or, in the case of another employee benefit plan subject to similar law, is not in violation of any similar law).

The issuer may compel the holder of the notes represented hereby to certify periodically that such holder is a QIB (during such time that the notes represented hereby are “restricted securities” within the meaning of rule 144(a) (3) under the securities act) and a QP.

11.	Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by the Issuer or any of its agents.

12.	It is not purchasing the notes with the intent or purpose of evading, either alone or in conjunction with any other person, the provisions of the Securities Act.

13.	If it is a pension fund or an investment company, it represents that its purchase of the notes is in full compliance with all applicable laws and regulations.

14.	It understands that the foregoing restrictions apply to offers, sales, pledges and transfers made at any time, whether or not the notes have previously been offered, sold or transferred outside of the United States.

Prospective purchasers are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

Regulation S

In connection with its purchase of the Notes offered and sold to non-U.S. persons in offshore transactions as defined in and in reliance on Regulation S (the “Regulation S Notes”), the Investor and each subsequent purchaser of Regulation S Notes in resales prior to the expiration of the distribution compliance period, by virtue of its acceptance of this Memorandum hereof, will be deemed to represent, acknowledge and agree as follows:

1.	It has not distributed any part of the Memorandum to any other person and has not disclosed any of the contents of the Memorandum to any other person.

2.	It (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Note, (b) has received and reviewed the Memorandum and understands and accepts the substantial risks associated with an investment in the Note, (c) is able to bear a complete loss of its investment in the Note, (d) has the financial ability to bear the economic risk of an investment in the Note for an indefinite period of time and adequate means for providing for its current needs and possible contingencies and (e) has no need for liquidity with respect to its investment in the Note.

3.	It is not relying on any investigation that the Arranger, any of its affiliates or persons acting on their behalf may have conducted with respect to the notes, the Issuer and none of such persons has made any representations to it, express or implied, with respect thereto and that the Arranger is not making any representation as to the truth, accuracy or completeness of the information in the Memorandum.

4.	It is, or at the time Regulation S Notes are purchased will be, the beneficial owner of such Regulation S Notes and (a) is located outside of the United States or purchasing in an offshore transaction (within the meaning of Regulation S); (b) is not a U.S. person (as defined in Regulation S); and (c) is not an affiliate of the Issuer or a person acting on behalf of such an affiliate.

5.	The Notes have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (a) in accordance with Rule 144A to a person that it and any person acting on its behalf reasonably believe is a QIB that is also a QP which can make the representations set forth in paragraphs 4 and 5 of “Transfer Restrictions

—	Rule 144A” purchasing for its own account or for the account of one or more QIBs each of which is also a QP which can make the representations set forth in paragraphs 4 and 5 of “Transfer Restrictions.

—	Rule 144A” above or (b) to non-U.S. persons (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

6.	The Regulation S Notes will be represented by a Regulation S Global Note.

7.	Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by the Issuer or any of their respective agents.

8.	It is not purchasing the Notes with the intent or purpose of evading, either alone or in conjunction with any other person, the provisions of the Securities Act.

9.	If it is a pension fund or an investment company, it represents that its purchase of the Notes is in full compliance with all applicable laws and regulations.

10.	It understands that the foregoing restrictions apply to offers, sales, pledges and transfers made at any time, whether or not the notes have previously been offered, sold or transferred outside of the United States.

ERISA

Each purchaser of Notes, and each subsequent transferee of any Notes by virtue of the transfer of such Notes to such transferee, by accepting delivery of this Memorandum and the Notes, will be deemed to have represented, agreed and acknowledged that either:

1.	It is not and for so long as it holds the Notes represented thereby (or any interest therein) will not be (and is not acquiring any Note represented thereby directly or indirectly with the assets of a person who is or while the notes are held will be) (a) an “employee benefit plan”, as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), that is subject to Title I of ERISA, (b) a “plan” described in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the Code), (c) any entity whose underlying assets include, or are deemed to include, “plan assets” by reason of such employee benefit plans or plan’s investment in the entity or (d) any employee benefit plan which is subject to any federal, state or local law, or foreign law, that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (Similar Law); or

2.	Its purchase and holding of the Notes represented hereby will not constitute or result in a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of another employee benefit plan subject to similar law, is not in violation of any Similar Law).

Canada

This document is not, and under no circumstances is it to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of the securities described herein, and any representation to the contrary is an offence.

Representations and Agreements by Purchasers

The Offering is being made in Canada only in the Canadian provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Prince Edward Island, New Brunswick, Nova Scotia and Newfoundland & Labrador (the ’‘Canadian Jurisdictions’’) by way of a private placement of Notes. The Offering in the Canadian Jurisdictions is being made pursuant to this document through the selling agents who are permitted under applicable law to distribute such securities in Canada.

Each Canadian investor who purchases the Notes will be deemed to have represented to the Issuer that:

(1) the offer and sale was made exclusively through this document and was not made through an advertisement of the Notes in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (2) such investor has read and understood the terms referred to below under ’‘Canadian Resale Restrictions’’; (3) where required by law, such investor is, or is deemed to be, acquiring the Notes as principal for its own account in accordance with the laws of the Canadian Jurisdiction in which the investor is resident and not as agent or trustee; and (4) such investor or any ultimate investor for which such investor is acting as agent is entitled under applicable Canadian securities laws to acquire the Notes without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing:

(i) in the case of an investor resident in a province or territory other than Ontario and Newfoundland & Labrador, without the Initial Purchaser having to be registered; (ii) in the case of an investor resident in British Columbia, Alberta, Saskatchewan, Manitoba, Quebec, New Brunswick, Nova Scotia or Prince Edward Island such investor is an ’‘accredited investor’’ as defined in section 1.1 of National Instrument 45-106—Prospectus and Registration Exemptions (’‘NI 45-106’’); (iii) in the case of an investor resident in Ontario or Newfoundland & Labrador, such investor, or any ultimate investor for which such investor is acting as agent (a) is an ’‘accredited investor’’, other than an individual, as defined in NI 45-106 and is a person to which a dealer registered as an international dealer within the meaning of section 98 of the Regulation to the Securities Act (Ontario) (the ’‘OSA’’) or section 86 of the Regulation under the Securities Act (Newfoundland & Labrador) (the ’‘NLSA’’) may sell the Notes or (b) is an ’‘accredited investor’’, including an individual, as defined in NI 45-106 who is purchasing the Notes from a fully registered dealer within the meaning of section 204 of the Regulation to the OSA or section 86 of the Regulation under the NLSA; and (5) such investor, if not an individual or an investment fund, has a pre-existing purpose and was not established solely or primarily for the purpose of acquiring the Notes in reliance on an exemption from applicable prospectus requirements in the Canadian Jurisdictions.

Each resident of Ontario who purchases the Notes will be deemed to have represented to the Issuer and the Initial Purchasers that such investor: (a) has been notified by the Issuer (i) that the Issuer required to provide information (’‘personal information’’) pertaining to the investor as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate amount and value of any Notes purchased), which Form 45- 106F1 is required to be filed by the Issuer under NI 45-106; (ii) that such personal information will be delivered to the Ontario Securities Commission (the ’‘OSC’’) in accordance with NI 45- 106; (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario; (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administration Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) has authorized the indirect collection of the personal information by the OSC. Further, the investor acknowledges that its name, address, telephone number and other specified information, including the aggregate amount of Notes it has purchased and the aggregate purchase price to the purchaser, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable laws. Each resident of a Canadian Jurisdiction other than Ontario who purchases the Notes hereby acknowledges to the Issuer and the Initial Purchasers that its name and other specific information, including the aggregate amount of Notes it has purchased and the aggregate purchase price to the investor, may be disclosed to Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable Canadian securities laws. By purchasing the Notes, each Canadian investor consents to the disclosure of such information.

Selling Restrictions Language of Document

Each purchaser of Notes in Canada that receives a purchase confirmation hereby agrees that it is such purchaser’s express wish that all documents evidencing or relating in any way to the sale of such Notes be drafted in the English language only. Chaque souscripteur de billets au Canada reconnaˆıt par les pr´esentes avoir express´ement demand´e que soient r´edig´es en anglais uniquement tous les documents qui, de quelque fa¸con que ce soit, attestent la vente de ces billets ou y ont trait.

Canadian Resale Restrictions

The distribution of the Notes in the Canadian Jurisdictions is being made on a private placement basis. Accordingly, any resale of the Notes must be made (i) through an appropriately registered dealer or in accordance with an available exemption from the dealer registration requirements of applicable provincial securities laws and (ii) in accordance with, or pursuant to an exemption from, the prospectus requirements of such laws. Such resale restrictions may not apply to resales made outside of Canada, depending on the circumstances. Purchasers of Notes are advised to seek legal advice prior to any resale of Notes.

The Issuer is not, and may never be, a ’‘reporting issuer’’, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which the Notes will be offered and there currently is no public market for any of the securities of the Issuer in Canada, including the Notes, and one may never develop. Under no circumstances will the Issuer be required to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the Notes to the public in any province or territory of Canada. Canadian investors are advised that the Issuer currently has no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the Notes to the public in any province or territory in Canada.

Rights of Action for Damages or Rescission

Securities legislation in some of the Canadian Jurisdictions provides some purchasers, in addition to any other rights they may have at law, with a remedy for rescission or damages or both where an offering memorandum and any amendment to it and, in some cases, advertising and sales literature used in connection therewith, contains a misrepresentation. Those remedies, or notice with respect thereto, must be exercised, or delivered, as the case may be, by the purchaser within the time limits prescribed by the applicable securities legislation. Prospective purchasers should refer to the applicable provisions of the relevant securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights may be available to them. The enforceability of these rights may be limited as described herein under ’‘Enforcement of Legal Rights’’.

The rights of action discussed below will be granted to the purchasers to whom such rights are conferred upon acceptance by the relevant Initial Purchaser of the purchase price for the Notes.

The rights discussed above are in addition to and without derogation from any other right or remedy which purchasers may have at law. Similar rights may be available to investors resident in other Canadian Jurisdictions under local provincial securities laws.

Rights for Purchasers in Ontario

Securities legislation in Ontario provides investors in Notes pursuant to this offering memorandum with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where this offering memorandum or any amendment to it, contains a ’‘Misrepresentation’’. Where used herein, ’‘Misrepresentation’’ means an untrue statement of a material fact or an omission to state a material fact that is required to be made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by the applicable securities legislation. Section 130.1 of the OSA provides that every purchaser of securities pursuant to an offering memorandum (such as this Offering Memorandum) shall have a statutory right of action for damages or rescission against the issuer in the event that the offering memorandum contains a Misrepresentation. A purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer provided that:

(a) if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer;

(b) the issuer will not be liable if it proves that the purchaser purchased the securities with knowledge of the Misrepresentation;

(c) the issuer will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

(d) in no case shall the amount recoverable exceed the price at which the securities were offered.

Subject to the paragraph below, all or any one or more of the issuer and any selling security holder are jointly and severally liable, and every person or company who becomes liable to make any payment for a Misrepresentation may recover a contribution from any person or company who, if sued separately, would have been liable to make the same payment, unless the court rules that, in all the circumstances of the case, to permit recovery of the contribution would not be just and equitable.

Despite the paragraph above, the issuer shall not be liable where it is not receiving any proceeds from the distribution of the securities being distributed and the Misrepresentation was not based on information provided by the issuer, unless the Misrepresentation (a) was based on information that was previously publicly disclosed by the issuer, (b) was a Misrepresentation at the time of its previous public disclosure and (c) was not subsequently publicly corrected or superseded by the issuer prior to the completion of the distribution of the securities.

Section 138 of the OSA provides that no action shall be commenced to enforce these rights more than:

(a)	in the case of an action for rescission, 180 days from the day of the transaction that gave rise to the cause of action; or

(b)	in the case of an action for damages, the earlier of:

(i)	180 days from the day that the purchaser first had knowledge of the facts giving rise to the cause of action; or

(ii)	Three years from the day of the transaction that gave rise to the cause of action.

The rights referred to in section 130.1 of the OSA do not apply in respect of an offering memorandum (such as this Offering Memorandum) delivered to a prospective purchaser in connection with a distribution made in reliance on the exemption from the prospectus requirement in section 2.3 of NI 45- 106 (the ’‘accredited investor exemption’’) if the prospective purchaser is:

(a)	a Canadian financial institution (as defined in NI 45-106) or a Schedule III bank,

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

The foregoing summary is subject to the express provisions of the OSA and the rules, regulations and other instruments thereunder, and reference is made to the complete text of such provisions contained therein. Such provisions may contain limitations and statutory defenses on which the Issuer may rely.

Rights for Purchasers in New Brunswick

Pursuant to section 150 of the Securities Act (New Brunswick), if an offering memorandum (such as this Offering Memorandum), together with any amendment thereto or any information relating to the offer, delivered to a New Brunswick purchaser in connection with a distribution of securities, contains a misrepresentation and it was a misrepresentation at the time of purchase, the purchaser will be deemed to have relied upon the misrepresentation and will, as provided below, have a right of action against the issuer and any selling security holders for damages, or for rescission, in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages, provided that among other limitations:

(a) no person is liable in an action for damages or rescission, if the person proves that the purchaser purchased the securities with knowledge of the misrepresentation;

(b) in an action for damages, the defendant is not liable for all or any portion of the damages that the defendant proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied on;

(c) the issuer shall not be liable where it is not receiving any proceeds from the distribution of the securities being distributed and the misrepresentation was not based on information provided by the issuer unless the misrepresentation (i) was based on information that was previously publicly disclosed by the issuer, (ii) was a misrepresentation at the time of its previous public disclosure, and (iii) was not subsequently publicly corrected or superseded by the issuer before the completion of the distribution of the securities being distributed; and

(d) in no case shall the amount recoverable under these rights of action exceed the price at which the securities were offered.

In case of an action for rescission, no action shall be commenced more than 180 days after the date of the transaction that gave rise to the cause of action and in the case of any action, other than an action for rescission, no action shall be commenced more than the earlier of (a) one year after the plaintiff first had knowledge of the facts giving rise to the cause of action, and (b) six years after the date of the transaction that gave rise to the cause of action.

Rights for Purchasers in Nova Scotia

In the event that an offering memorandum (such as this Offering Memorandum), together with any amendments thereto, or any advertising or sales literature (as defined in the Securities Act (Nova Scotia)) is delivered to a Nova Scotia purchaser and contains a misrepresentation, the purchaser will be deemed to have relied upon such misrepresentation, if it was a misrepresentation at the time of purchase and has, subject to certain limitations and defenses, a statutory right of action for damages against the seller and every director of the seller at the date of the offering memorandum or, alternatively, a right of rescission against the seller (in which case the purchaser shall have no right of action for damages) against the seller and the directors of the seller at the date of the offering memorandum, provided that, among other limitations:

(a) no person or company will be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation;

(b) in the case of an action for damages, no person or company will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied upon.

(c) in no case will the amount recoverable exceed the price at which the securities were offered. In addition, no person or company (other than a seller if the seller is also the issuer) will be liable if such person or company proves that: (i) the offering memorandum or the amendment to the offering memorandum was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent, (ii) after delivery of the offering memorandum or the amendment to the offering memorandum and before the purchase of the securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum, or amendment to the offering memorandum, the person or company withdrew the person’s or company consent to the offering memorandum, or amendment to the offering memorandum, and gave reasonable general notice of the withdrawal and the reason for it, or (iii) with respect to any part of the offering memorandum or amendment to the offering memorandum purporting (A) to be made on the authority of an expert, or (B) to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that (1) there had been a misrepresentation, or (2) the relevant part of the offering memorandum or amendment to the offering memorandum did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement or the expert.

Furthermore, no person or company (other than the seller if the seller is also the issuer) will be liable under section 138 of the Securities Act (Nova Scotia) with respect to any part of the offering memorandum or amendment to the offering memorandum not purporting (i) to be made on the authority of an expert, or (ii) to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company (A) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no misrepresentation, or (B) believed that there had been a misrepresentation. If a misrepresentation is contained in a record incorporated by reference in, or deemed incorporated into, the offering memorandum or amendment to the offering memorandum, the misrepresentation is deemed to be contained in the offering memorandum or amendment to the offering memorandum.

No action may be commenced to enforce the right of action as described above more than 120 days after the date on which payment was made for the securities or after the date on which the initial payment for the securities was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment.

Rights for Purchasers in Saskatchewan

Section 138 of The Securities Act, 1988 (Saskatchewan), as amended (the ’’Saskatchewan Act’’) provides that where an offering memorandum (such as this Offering Memorandum) or any amendment to it is sent or delivered to a purchaser and it contains a misrepresentation (as defined in the Saskatchewan Act), a purchaser who purchases a security covered by the offering memorandum or any amendment to it is deemed to have relied upon that misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for rescission against the issuer or a selling security holder on whose behalf the distribution is made or has a right of action for damages against:

(a) the issuer or a selling security holder on whose behalf the distribution is made;

(b) every promoter and director of the issuer or the selling security holder, as the case may be, at the time the offering memorandum or any amendment to it was sent or delivered.

(c) every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them.

(d) every person who or company that, in addition to the persons or companies mentioned in

(a) to (c) above, signed the offering memorandum or the amendment to the offering memorandum; and

(e) every person who or company that sells securities on behalf of the issuer or selling security holder under the offering memorandum or amendment to the offering memorandum.

Such rights of rescission and damages are subject to certain limitations including the following:

(a) if the purchaser elects to exercise its right of rescission against the issuer or selling security holder, it shall have no right of action for damages against that party;

(b) in an action for damages, a defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities resulting from the misrepresentation relied on;

(c) no person or company, other than the issuer or a selling security holder, will be liable for any part of the offering memorandum or any amendment to it not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation sufficient to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation;

(d) in no case shall the amount recoverable exceed the price at which the securities were offered; and

(e) no person or company is liable in an action for rescission or damages if that person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation.

In addition, no person or company, other than the issuer or selling security holder, will be liable if the person or company proves that (a) the offering memorandum or any amendment to it was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered or (b) with respect to any part of the offering memorandum or any amendment to it purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that there had been a misrepresentation, memorandum or any amendment to it did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Similar rights of action for damages and rescission are provided in section 138.1 of the Saskatchewan Act in respect of a misrepresentation in advertising and sales literature disseminated in connection with an offering of securities.

Section 138.2 of the Saskatchewan Act also provides that where an individual makes a verbal statement to a prospective purchaser that contains a misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser is deemed to have relied on the misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for damages against the individual who made the verbal statement.

Section 141(1) of the Saskatchewan Act provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of the Saskatchewan Act, the regulations to the Saskatchewan Act or a decision of the Saskatchewan Financial Services Commission.

Section 141(2) of the Saskatchewan Act also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment to it was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities, as required by Section 80.1 of the Saskatchewan Act.

The rights of action for damages or rescission under the Saskatchewan Act are in addition to and do not derogate from any other right which a purchaser may have at law.

Section 147 of the Saskatchewan Act provides that no action shall be commenced to enforce any of the foregoing rights more than (a) in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or (b) in the case of any other action, other than an action for rescission, the earlier of: (i) one year after the plaintiff first had knowledge of the facts giving rise to the cause of action; or (ii) six years after the date of the transaction that gave rise to the cause of action.

The Saskatchewan Act also provides a purchaser who has received an amended offering memorandum delivered in accordance with subsection 80.1(3) of the Saskatchewan Act has a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum.

Rights for Purchasers in Manitoba

Manitoba securities legislation provides that if an offering memorandum (such as this Offering Memorandum) or any advertising or sales literature (as defined in the Securities Act (Manitoba)) contains a misrepresentation, a purchaser of securities is deemed to have relied upon such misrepresentation if it was a misrepresentation at the time of purchase and has, subject to certain limitations and defenses, a statutory right of action for damages against the seller of such securities, the directors of the seller as of the date of the offering memorandum and the persons who have signed the offering memorandum or, alternatively, while still the owner of the securities, may elect instead to exercise a statutory right of rescission against the seller, in which case the investor shall have no right of action for damages against the seller, the directors of the seller or the persons who have signed the offering memorandum. The rights described above are subject to certain limitations, including that:

(a) no action may be commenced to enforce the right of action for rescission or damages by a purchaser resident in Manitoba later than 180 days after the date of the transaction that gave rise to the cause of action, or the earlier of (i) 180 days after the day that the plaintiff first had knowledge of the facts giving rise to the cause of action, or (ii) two years after the day of the transaction that gave rise to the cause of action, in any other case; (b) no person will be liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; (c) in the case of an action for damages, no person will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities; and (d) in no case will the amount recoverable in any action exceed the price at which the securities were offered to the investor. The liability of all persons or companies referred to above is joint and several with respect to the same cause of action. A defendant who is found liable to pay a sum in damages may recover a contribution, in whole or in part, from a person or company who is jointly and severally liable to make the same payment in the same cause of action unless, in all the circumstances of the case, the court is satisfied that it would not be just and equitable.

Forward-Looking Information

This Offering Memorandum may contain ’‘forward-looking information’’ (‘FLI’’) as such term is defined under section 1.1 of the OSA. FLI is disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action and includes future-oriented financial information (’‘FOFI’’) with respect to prospective results of operations, financial position or cash flows that is presented either as a forecast or a projection.

’‘FOFI’’ is FLI about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement. Similarly, a financial outlook is FLI about prospective results of operations, financial position or cash flows that is based on assumptions about future economic conditions and courses of action that is not presented in the format of a historical balance sheet, income statement or cash flow statement. Canadian investors should not rely on any FLI that may be contained within this Memorandum as such information is subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations.

Upon receipt of this Memorandum, each Canadian investor hereby acknowledges and agrees that any FLI included herein should not be considered material for the purposes of and may not have been prepared and/or presented consistent with National Instrument 51-102— Continuous Disclosure Requirements and that the investor will not receive any additional information updating such FLI during any period that the Issuer is not a ’‘reporting issuer’’ in any province or territory of Canada, other than as required under applicable securities laws and/or as agreed to in contract.

Enforcement of Legal Rights

All of the directors and officers (or their equivalents) of the Issuer, GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC. (GIFDA) and as well as any experts named herein, may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Issuer, or such experts. All or a substantial portion of the assets of the Issuer, and such experts may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer, or such experts in Canada or to enforce a judgment obtained in Canadian courts against the Issuer, or such experts outside of Canada.

Canadian Tax Considerations and Eligibility for Investment

This document does not address the Canadian tax consequences of ownership of the Notes. Prospective purchasers of Notes should consult their own tax advisers with respect to the Canadian and other tax considerations applicable to their individual circumstances and with respect to the eligibility of the Notes for investment by purchasers under relevant Canadian legislation.

ANNEXES

ANNEXES

DETAILED DOCUMENTS RELATED TO THE COLLATERAL AND THE PROJECT ARE ANNEXED HERETO.

DETAILED DOCUMENTS OF AML AND RISK POLICY OF THE PROJECT ARE ANNEXED HERETO.